Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Westwater Resources, Inc. of our report dated March 1, 2018, relating to the consolidated financial statements of Westwater Resources, Inc., which report appears in the Annual Report on Form 10-K of Westwater Resources, Inc. for the year ended December 31, 2017.

/s/ Moss Adams LLP

Denver, Colorado

August 17, 2018

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westwater Resources, Inc. of our report dated March 2, 2017, relating to the consolidated financial statements of Westwater Resources, Inc., appearing in the Annual Report on Form 10-K of Westwater Resources, Inc. for the year ended December 31, 2017.

/s/ Hein & Associates LLP

Denver, Colorado

August 17, 2018